UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2026

ZENAS BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42270	93-2749244
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

852 Winter Street, Suite 250 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 271-2954

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, Par Value $0.0001 per share	ZBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 31, 2026, Zenas BioPharma, Inc. (the “Company”) completed its public offering (the “Convertible Notes Offering”) of $200,000,000 aggregate principal amount of its 2.50% Convertible Senior Notes due 2032 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Base Indenture”), dated as of March 31, 2026, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), dated as of March 31, 2026, between the Company and the Trustee.

The Notes are general, unsecured, senior obligations of the Company. The Notes will accrue interest payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2026, at a rate equal to 2.50% per year. In addition, special interest will accrue on the Notes upon the occurrence of certain events relating to the Company’s failure to file certain reports with the U.S. Securities and Exchange Commission (the “SEC”) as provided in the Indenture and as described below. The Notes will mature on April 1, 2032 (the “Maturity Date”), unless earlier converted, redeemed or repurchased by the Company.

Noteholders may convert their Notes at their option only in the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2026, if the last reported sale price per share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per share of the Common Stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Common Stock, as described in the Indenture; (4) if the Company calls such Notes for redemption; and (5) at any time from, and including, January 1, 2032 until the close of business on the scheduled trading day immediately before the Maturity Date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, based on the applicable conversion rate(s). The initial conversion rate is 37.7358 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $26.50 per share, and is subject to adjustment as described in the Indenture. If certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on a redemption date on or after April 8, 2030 and on or before the 26th scheduled trading day immediately before the Maturity Date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $75,000,000 aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, calling any Note for redemption will constitute a “Make-Whole Fundamental Change” with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “Fundamental Change” (as defined in the Indenture) occurs, then, subject to certain conditions and except as set forth in the Indenture, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition in the Indenture of a Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Common Stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to convert a Note in accordance with the Indenture within a specified period of time; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $30,000,000; (vii) certain final judgments being rendered against the Company or any of its significant subsidiaries for the payment of at least $30,000,000, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days, at a rate per annum equal to 0.25% of the principal amount of the Notes for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

The above descriptions of the Indenture and the Notes are summaries and are not complete. Copies of the Base Indenture, the Supplemental Indenture and the form of the certificate representing the Notes are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and the above summaries are qualified in their entirety by reference to the terms of the Base Indenture, the Supplemental Indenture and the Notes set forth in such exhibits.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with any conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 11,500,000 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 50.0000 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

A copy of the opinion of Ropes & Gray LLP, relating to the validity of the Notes and the Common Stock underlying the Notes in connection with the Convertible Notes Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

Convertible Notes Offering

On March 26, 2026, the Company entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement”) with Jefferies LLC, Evercore Group L.L.C., Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (the “Convertible Notes Underwriters”), to issue and sell $200.0 million aggregate principal amount of its Notes in the Convertible Notes Offering.

In addition, the Company granted the Convertible Notes Underwriters an option to purchase, exercisable for 30 days, up to an additional $30.0 million aggregate principal amount of Notes, solely to cover over-allotments in the Convertible Notes Offering, on the same terms and conditions. The net proceeds from the Convertible Notes Offering were approximately $193.7 million, after deducting customary underwriting discounts and offering expenses. The Company currently intends to use the net proceeds from the Convertible Notes Offering and the Equity Offering described below to support the planned U.S. commercial launch of obexelimab for the treatment of IgG4-RD, if approved, and to advance its development pipeline, including funding its ongoing and planned orelabrutinib Phase 3 clinical trials for progressive multiple sclerosis and ZB021 Phase 1 and Phase 2 clinical development, as well as for working capital and other general corporate purposes.

The Notes were offered pursuant to an automatic shelf registration statement (File No. 333-290777) filed with the SEC on October 8, 2025. The Convertible Notes Offering closed on March 31, 2026.

The Convertible Notes Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Convertible Notes Underwriters, including for liabilities under the Securities Act, and termination provisions.

A copy of the Convertible Notes Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Convertible Notes Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Equity Offering

On March 26, 2026, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Jefferies LLC, Evercore Group L.L.C., Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Equity Underwriters”), to issue and sell 5,000,000 shares of the Company’s Common Stock at a public offering price of $20.00 per share (the “Equity Offering”).

In addition, the Company granted the Equity Underwriters a 30-day option to purchase up to an additional 750,000 shares of Common Stock, on the same terms and conditions. The net proceeds from the Equity Offering were approximately $93.7 million, after deducting customary underwriting discounts and offering expenses.

The shares of Common Stock were offered pursuant to an automatic shelf registration statement (File No. 333-290777) filed with the SEC on October 8, 2025. The Equity Offering closed on March 31, 2026.

The Equity Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Equity Underwriters, including for liabilities under the Securities Act, and termination provisions.

A copy of the Equity Underwriting Agreement is filed as Exhibit 1.2 and is incorporated herein by reference. The foregoing description of the Equity Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Ropes & Gray LLP, relating to the validity of the shares of Common Stock in connection with the Equity Offering, is filed as Exhibit 5.2 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the control of the Company, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward looking statements include, but are not limited to, statements regarding the Company’s product candidates, market conditions and statements regarding the anticipated use of proceeds from the offerings, including the Company’s plans for development of its pipeline and potential commercialization of obexelimab. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and are subject to a number of known and unknown risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements, including, but not limited to: market conditions the Company’s limited operating history, incurrence of substantial losses since the Company’s inception and anticipation of incurring substantial and increasing losses for the foreseeable future; the Company’s need for substantial additional financing to achieve the Company’s goals; the uncertainty of clinical development, which is lengthy and expensive, and characterized by uncertain outcomes, and risks related to additional costs or delays in completing, or failing to complete, the development and commercialization of the Company’s current product candidates or any future product candidates; delays or difficulties in the enrollment and dosing of patients in clinical trials; the impact of any significant adverse events or undesirable side effects caused by the Company’s product candidates; potential competition, including from large and specialty pharmaceutical and biotechnology companies, many of which already have approved therapies in the Company’s current indications; the Company’s ability to realize the benefits of the Company’s current or future collaborations or licensing arrangements and ability to successfully consummate future partnerships; the Company’s ability to obtain regulatory approval to commercialize any product candidate in the United States or any other jurisdiction, the risk that the data from our clinical trials is not sufficient to the satisfaction of the FDA or comparable foreign regulatory authorities to support the submission of a biologics license application or other comparable submission or to obtain regulatory approval for our product candidates for which we seek approval in the U.S. or elsewhere, and the risk that any such approval may be for a more narrow indication than the Company seeks; the Company’s dependence on the services of the Company’s senior management and other clinical and scientific personnel, and the Company’s ability to retain these individuals or recruit additional management or clinical and scientific personnel; the fact that the Company’s independent registered public accounting firm has expressed substantial doubt about the Company’s ability to continue as a going concern in its report on the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025; the Company’s ability to grow the Company’s organization, and manage the Company’s growth and expansion of the Company’s operations; risks related to the manufacturing of the Company’s product candidates, which is complex, and the risk that the Company’s third-party manufacturers may encounter difficulties in production; the Company’s ability to obtain and maintain sufficient intellectual property protection for the Company’s product candidates or any future product candidates the Company may develop; the Company’s reliance on third parties to conduct the Company’s preclinical studies and clinical trials; the Company’s compliance with the Company’s obligations under the licenses granted to the Company by others, for the rights to develop and commercialize the Company’s product candidates; significant political, trade, regulatory developments, including changes in relations between the U.S. and China; risks related to the operations of the Company’s suppliers, many of which are located outside of the United States, including the Company’s current sole contract manufacturing organization for drug substance and drug product, WuXi Biologics (Hong Kong) Limited, which is located in China; the risk that the Company’s indebtedness resulting from the Company’s loan agreement with Pharmakon Advisors LP, and the guarantors party to such agreement, or future indebtedness could adversely affect the Company’s financial condition or restrict the Company’s future operations; and other risks and uncertainties described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as other information we file with the Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K are inherently uncertain, speak only as of the date of this Current Report on Form 8-K and may prove incorrect. These statements are based upon information available to the Company as of the date of this Current Report on Form 8-K and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, these forward-looking statements should not be relied upon as guarantees of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. Except as required by applicable law, neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 26, 2026, among Zenas BioPharma, Inc. and Jefferies LLC, Evercore Group L.L.C., Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule A thereto (Convertible Notes Offering)
1.2	Underwriting Agreement, dated March 26, 2026, among Zenas BioPharma, Inc. and Jefferies LLC, Evercore Group L.L.C., Citigroup Global Markets Inc. and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (Equity Offering)
4.1	Indenture, dated as of March 31, 2026, between Zenas BioPharma, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of March 31, 2026, between Zenas BioPharma, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of 2.50% Convertible Senior Note due 2032 (included as Exhibit A in Exhibit 4.2).
5.1	Opinion of Ropes & Gray LLP. (Convertible Notes Offering)
5.2	Opinion of Ropes & Gray LLP. (Equity Offering)
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1). (Convertible Notes Offering)
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.2). (Equity Offering)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2026	ZENAS BIOPHARMA, INC.

	By:	/s/ Jennifer Fox
Jennifer Fox
Chief Business Officer and Chief Financial Officer